Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

COGENT COMMUNICATIONS REPORTS THIRD QUARTER 2010 RESULTS

Financial and Business Highlights

•                  Service revenue for Q3 2010 of $66.8 million — an increase of 3.7% from $64.4 million for Q2 2010 and an increase of 10.9% from $60.2 million for Q3 2009

•                  Foreign exchange positively impacts revenue growth from Q2 2010 to Q3 2010 by $0.1 million and negatively impacts revenue growth from Q3 2009 to Q3 2010 by $1.3 million

•                  EBITDA, as adjusted, of $20.3 million for Q3 2010 - an increase of 7.7% from $18.9 million for Q2 2010 and an increase of 19.6% from $17.0 million for Q3 2009

•                  EBITDA, as adjusted, margin of 30.4% for Q3 2010 - an increase from EBITDA, as adjusted, margin of 29.3% for Q2 2010 and 28.2% for Q3 2009

•                  Operating income for Q3 2010 of $3.7 million - an increase of 25.8% from $3.0 million for Q2 2010 and an increase of 718.6% from $0.5 million for Q3 2009

•                  24,065 customer connections on the Cogent network at the end of Q3 2010 - an increase of 2.9%  from 23,376 customer connections at the end of Q2 2010 and an increase of 14.7%  from 20,988 customer connections at the end of Q3 2009

•                  1,539 on-net buildings on the Cogent network at the end of Q3 2010 - an increase of 36 on-net buildings from 1,503 on-net buildings at the end of Q2 2010 and an increase of 118 on-net buildings from 1,421 on-net buildings at the end of Q3 2009

[WASHINGTON, D.C. November 4, 2010] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced service revenue of $66.8 million for the three months ended September 30, 2010, an increase of 3.7% over $64.4 million for the three months ended June 30, 2010, and an increase of 10.9% over $60.2 million for the three months ended September 30, 2009.

On-net revenue was $51.5 million for the three months ended September 30, 2010, an increase of 2.5% over $50.3 million for the three months ended June 30, 2010, and an increase of 7.2% over $48.1 million for the three months ended September 30, 2009.  On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities.

Off-net revenue was $14.5 million for the three months ended September 30, 2010, an increase of 8.5% over $13.4 million for the three months ended June 30, 2010, and an increase of 30.4% over $11.1 million for the three months ended September 30, 2009. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network.

Non-core revenue was $0.8 million for the three months ended September 30, 2010, $0.8 million for the three months ended June 30, 2010, and $1.1 million for the three months ended September 30, 2009.  Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased 7.7% to $20.3 million for the three months ended September 30, 2010 from $18.9 million for the three months ended June 30, 2010, and increased 19.6% from $17.0 million for the three months ended September 30, 2009.   EBITDA, as adjusted, margin was 30.4% for the three months ended September 30, 2010, 29.3% for the three months ended June 30, 2010, and 28.2% for the three months ended September 30, 2009.

Basic and diluted net (loss) per share was $(0.01) for the three months ended September 30, 2010, $(0.02) for the three months ended June 30, 2010, and $(0.07) for the three months ended September 30, 2009.

Total customer connections increased 2.9% to 24,065 as of September 30, 2010 from 23,376 as of June 30, 2010, and increased 14.7% from 20,988 as of September 30, 2009. On-net customer connections increased 3.5% to 19,869 as of September 30, 2010 from 19,193 as of June 30, 2010 and increased 19.5% from 16,633 as of September 30, 2009.  Off-net customer connections increased 1.7% to 3,466 as of September 30, 2010 from 3,408 as of June 30, 2010 and increased 5.3% from 3,290 as of September 30, 2009.  Non-core customer connections were 730 as of September 30, 2010, 775 as of June 30, 2010 and 1,065 as of September 30, 2009.

The number of on-net buildings increased by 36 on-net buildings to 1,539 on-net buildings as of September 30, 2010 from 1,503 on-net buildings as of June 30, 2010, and increased by 118 on-net buildings from 1,421 on-net buildings as of September 30, 2009.

Cogent is exploring the possibility of raising in the near future up to $200 million in a secured debt financing.  If consummated, Cogent expects to use the proceeds from such a transaction for general corporate purposes which could include opportunistic repurchases of its common stock or its convertible notes or a special dividend.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on November 4, 2010 to discuss Cogent’s operating results for the third quarter of 2010 and Cogent’s expectations for full year 2010.  Investors and other interested parties may access a live audio webcast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at http://www.cogentco.com/us/ir_events.php.   A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services.  Cogent’s facilities-based, all-optical IP network backbone provides IP services in over 155 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$44,293	$46,453	$48,050	$49,667	$49,635	$50,253	$51,513
% Change from previous Qtr.	-1.1%	4.9%	3.4%	3.4%	-0.1%	1.2%	2.5%
Off-Net revenue	$9,867	$10,562	$11,127	$11,791	$12,316	$13,370	$14,509
% Change from previous Qtr.	7.7%	7.0%	5.3%	6.0%	4.5%	8.6%	8.5%
Non-Core revenue (1)	$916	$976	$1,052	$1,053	$825	$772	$761
% Change from previous Qtr.	-8.7%	6.6%	7.8%	0.1%	-21.7%	-6.4%	-1.4%
Service revenue — total	$55,076	$57,991	$60,229	$62,511	$62,776	$64,395	$66,783
% Change from previous Qtr.	0.3%	5.3%	3.9%	3.8%	0.4%	2.6%	3.7%
Network operations expenses (2)	$24,118	$24,511	$26,375	$27,597	$28,051	$29,129	$30,535
% Change from previous Qtr.	1.5%	1.6%	7.6%	4.6%	1.6%	3.8%	4.8%
Gross profit (2)	$30,958	$33,480	$33,854	$34,914	$34,725	$35,266	$36,248
% Change from previous Qtr.	-0.7%	8.1%	1.1%	3.1%	-0.5%	1.6%	2.8%
Gross profit margin (2)	56.2%	57.7%	56.2%	55.9%	55.3%	54.8%	54.3%
Selling, general and administrative expenses (3)	$17,068	$16,962	$16,847	$17,593	$17,401	$16,390	$15,964
% Change from previous Qtr.	3.3%	-0.6%	-0.7%	4.4%	-1.1%	-5.8%	-2.6%
Depreciation and amortization expense	$14,576	$15,271	$15,282	$14,784	$13,471	$14,099	$14,736
% Change from previous Qtr.	-2.6%	4.8%	0.1%	-3.3%	-8.9%	4.7%	4.5%
Equity-based compensation expense	$3,814	$2,350	$1,267	$1,176	$1,165	$1,796	$1,799
% Change from previous Qtr.	-10.5%	-38.4%	-46.1%	-7.2%	-0.9%	54.2%	0.2%
Operating (loss) income	$(4,500)	$(1,103)	$458	$1,361	$2,688	$2,981	$3,749
% Change from previous Qtr.	1.8%	75.5%	141.5%	197.2%	97.5%	10.9%	25.8%
EBITDA, as adjusted (4)	$13,890	$16,670	$17,007	$17,379	$17,509	$18,880	$20,334
% Change from previous Qtr.	-5.2%	20.0%	2.0%	2.2%	0.7%	7.8%	7.7%
EBITDA, as adjusted margin (4)	25.2%	28.7%	28.2%	27.8%	27.9%	29.3%	30.4%
Net loss	$(8,160)	$(4,453)	$(3,279)	$(1,259)	$(570)	$(883)	$(462)
% Change from previous Qtr.	-177.8%	45.4%	26.4%	61.6%	54.7%	-54.9%	47.7%
Basic and diluted net loss per common share	$(0.19)	$(0.10)	$(0.07)	$(0.03)	$(0.01)	$(0.02)	$(0.01)

% Change from previous Qtr.	-176.0%	47.4%	30.0%	57.1%	66.7%	-100.0%	50.0%
Weighted average common shares — basic and diluted	42,758,372	43,689,747	43,894,098	44,242,791	44,464,821	44,525,633	44,585,230
% Change from previous Qtr.	-0.1%	2.2%	0.5%	0.8%	0.5%	0.1%	0.1%
Cash provided by operating activities	$12,816	$13,031	$14,751	$16,346	$15,309	$15,201	$19,001
% Change from previous Qtr.	18.7%	1.7%	13.2%	10.8%	-6.3%	-0.7%	25.0%
Capital expenditures	$11,746	$13,378	$16,676	$7,707	$11,333	$13,188	$16,518
% Change from previous Qtr.	126.4%	13.9%	24.7%	-53.8%	47.0%	16.4%	25.3%
Customer Connections — end of period
On-Net	14,674	15,988	16,633	17,188	18,097	19,193	19,869
% Change from previous Qtr.	3.7%	9.0%	4.0%	3.3%	5.3%	6.1%	3.5%
Off-Net	3,008	3,291	3,290	3,236	3,310	3,408	3,466
% Change from previous Qtr.	-1.1%	9.4%	—%	-1.6%	2.3%	3.0%	1.7%
Non Core (1)	564	1,149	1,065	925	830	775	730
% Change from previous Qtr.	-7.8%	103.7%	-7.3%	-13.1%	-10.3%	-6.6%	-5.8%
Total	18,246	20,428	20,988	21,349	22,237	23,376	24,065
% Change from previous Qtr.	2.5%	12.0%	2.7%	1.7%	4.2%	5.1%	2.9%
Other — end of period
Buildings On-Net	1,355	1,389	1,421	1,451	1,475	1,503	1,539
Employees	548	536	569	578	583	571	566

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada) and dial-up Internet access services.
(2)

Excludes equity-based compensation expense of $76, $47, $25, $24, $47, $95 and $104 in the three months ended March 31, 2009, June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, respectively.

(3)

Excludes equity-based compensation expense of $3,738, $2,303, $1,242, $1,152, $1,118, $1,701 and $1,695 in the three months ended March 31, 2009, June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, respectively.

(4)

See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from asset related transactions of $152, $58, $185, $4 and $50 in the three months ended June 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net (loss) income before income taxes, net interest expense, depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus gains on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

($ In 000’s) — unaudited	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010
Cash flows provided by operating activities	$12,816	$13,031	$14,751	$16,346	$15,309	$15,201	$19,001
Changes in operating assets and liabilities	(1,486)	1,109	(333)	(530)	(188)	1,031	(1,728)
Cash interest expense and income tax expense	2,560	2,378	2,589	1,505	2,203	2,644	3,011
Gains on asset related transactions	—	152	—	58	185	4	50
EBITDA, as adjusted	$13,890	$16,670	$17,007	$17,379	$17,509	$18,880	$20,334

Impact of foreign currencies on sequential quarterly service revenue

($ In 000’s) — unaudited	Q3 2010
Service revenue as reported — Q3 2010	$66,783
Impact of foreign currencies on service revenue	(128)
Service revenue - Q3 2010 , as adjusted (1)	$66,655
Service revenue as reported — Q2 2010	$64,395
Increase from Q2 2010 to Q3 2010 - (Service revenue as adjusted for Q3 2010 less service revenue as reported for Q2 2010)	$2,260
Percent increase (Increase from Q2 2010 to Q3 2010 divided by service revenue as reported for Q2 2010)	3.5%

(1)

Service revenue as adjusted is determined by translating the service revenue for the three months ended September 30, 2010 at the average foreign currency exchange rates for the three months ended June 30, 2010. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2009 AND SEPTEMBER 30, 2010

(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31, 2009	September 30, 2010
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$55,929	$47,835
Accounts receivable, net of allowance for doubtful accounts of $2,516 and $3,856 respectively	22,877	24,497
Prepaid expenses and other current assets	8,045	10,285
Total current assets	86,851	82,617
Property and equipment, net	263,784	281,454
Deposits and other assets - $469 and $462 restricted, respectively	4,360	5,460
Total assets	$354,995	$369,531

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,781	$15,899
Accrued liabilities	17,609	19,852
Current maturities, capital lease obligations	5,643	6,706
Total current liabilities	36,033	42,457
Capital lease obligations, net of current maturities	104,021	104,568
Convertible senior notes, net of discount of $25,708 and $22,036, respectively	66,270	69,942
Other long term liabilities	4,187	4,946
Total liabilities	210,511	221,913
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 44,853,974 and 45,798,581 shares issued and outstanding, respectively	45	46
Additional paid-in capital	475,158	480,481
Accumulated other comprehensive income	1,976	1,701
Accumulated deficit	(332,695)	(334,610)
Total stockholders’ equity	144,484	147,618
Total liabilities and stockholders’ equity	$354,995	$369,531

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009 AND SEPTEMBER 30, 2010

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2010
	(Unaudited)	(Unaudited)
Service revenue	$60,229	$66,783
Operating expenses:
Network operations (including $25 and $104 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	26,400	30,639
Selling, general, and administrative (including $1,242 and $1,695 of equity-based compensation expense, respectively)	18,089	17,659
Depreciation and amortization	15,282	14,736
Total operating expenses	59,771	63,034
Operating income	458	3,749
Interest income and other, net	231	(24)
Interest expense	(4,022)	(4,100)
Loss before income taxes	(3,333)	(375)
Income tax benefit (provision)	54	(87)
Net loss	$(3,279)	$(462)

Net loss per common share:
Basic and diluted net loss per common share	$(0.07)	$(0.01)

Weighted-average common shares—basic and diluted	43,894,098	44,585,230

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND SEPTEMBER 30, 2010

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine months Ended September 30, 2009	Nine months Ended September 30, 2010
	(Unaudited)	(Unaudited)
Service revenue	$173,295	$193,955
Operating expenses:
Network operations (including $149 and $246 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	75,153	87,961
Selling, general, and administrative (including $7,281 and $4,514 of equity-based compensation expense, respectively)	58,158	54,266
Depreciation and amortization (Note 2)	45,128	42,306
Total operating expenses	178,439	184,533
Operating (loss) income	(5,144)	9,422
Interest income and other, net	932	735
Interest expense	(11,655)	(12,340)
Loss before income taxes	(15,867)	(2,183)
Income tax (provision) benefit	(25)	268
Net loss	$(15,892)	$(1,915)

Net loss per common share:
Basic and diluted net loss per common share	$(0.36)	$(0.04)

Weighted-average common shares—basic and diluted	43,785,352	44,578,107

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND SEPTEMBER 30, 2010

(IN THOUSANDS)

	Nine months Ended September 30, 2009	Nine months Ended September 30, 2010
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net cash provided by operating activities	$40,598	$49,511
Cash flows from investing activities:
Purchases of property and equipment	(41,800)	(41,039)
Maturities of short term investments	62	—
Purchase of other assets	(246)	—
Proceeds from dispositions of assets	97	433
Net cash used in investing activities	(41,887)	(40,606)
Cash flows from financing activities:
Purchases of common stock	(730)	—
Proceeds from exercises of stock options	346	129
Repayments of capital lease obligations	(19,214)	(17,119)
Net cash used in financing activities	(19,598)	(16,990)
Effect of exchange rate changes on cash	710	(9)
Net decrease in cash and cash equivalents	(20,177)	(8,094)
Cash and cash equivalents, beginning of period	71,291	55,929
Cash and cash equivalents, end of period	$51,114	$47,835
Supplemental disclosure of cash flow information:
Capital lease obligations incurred	$23,659	$19,936

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.    The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro-USD and Canadian dollar — USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the Universal Service Fund; changes in government policy and/or regulation, including pending net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2009 and our quarterly report on Form 10-Q for the quarter ended September 30, 2010, to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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